EXHIBIT 24

EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Raffaele M. Branca and Jonathan Lipschitz and Jay L. Hack, or any one of them individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for the undersigned and in the name, place and stead of the undersigned, in any and all capacities, to sign reports on Form 3, Form 4 and Form 5 to be filed pursuant to Section 16(a) of the Securities Exchange Act of 1934, and any and all amendments thereto with respect to VSB Bancorp, Inc. only, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes, have done or may lawfully do or cause to be done by virtue hereof.

In Witness Whereof, the undersigned has duly signed this Power of Attorney effective as of August 17, 2010 and continuing thereafter until August 17, 2020. This power of attorney may be terminated by such person at any time in writing prior to such stated expiration.

/s/Alfred C Johnsen

Alfred C Johnsen